Exhibit (h)(47)

Amendment to Fund Accounting and Administration Agreement

This Amendment dated as of July 31, 2014 (this “Amendment”) is to the Fund Accounting and Administration Agreement dated March 16, 2012, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.        Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.        Effective as of the date of this Amendment, Appendix C to the Agreement is replaced in its entirety with the new Appendix C attached hereto and incorporated by reference herein.

3.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST	ALPS FUND SERVICES, INC.

By: /s/ Edmund J. Burke	By: /s/ Jeremy O. May
Name: Edmund J. Burke	Name: Jeremy O. May
Title: President	Title: President

APPENDIX A

FUNDS

Emerald Growth Fund (Class A, Class C, Investor Class and Institutional Class)

Emerald Banking and Finance Fund (Class A, Class C, Investor Class and Institutional Class)

Emerald Insights Fund (Class A, Class C, Investor Class and Institutional Class)

APPENDIX B

SERVICES

| FUND ADMINISTRATION

  — Prepare annual and semi-annual financial statements

•	Coordinate standard layout and printing

  — Prepare and file Forms N-SAR, N-CSR, N-Q and 24f-2

  — Host annual audits and SEC exams

  — Provide daily investment restriction compliance monitoring support and reporting

  — Calculate monthly SEC standardized total return performance figures

  — Prepare required reports for quarterly Board meetings

  — Monitor expense ratios

  — Maintain budget vs. actual expenses

  — Manage fund invoice approval and bill payment process

  — Maintain and coordinate Blue Sky registration

  — Assist with placement of Fidelity Bond and E&O insurance

  — Coordinate reporting to outside agencies including Morningstar, etc.

| FUND ACCOUNTING

  — Calculate daily NAVs

  — Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties

  — Compute yields, expense ratios, portfolio turnover rates, etc.

  — Reconcile cash and investment balances with the custodian

  — Support preparation of financial statements

  — Prepare required Fund Accounting records in accordance with the 1940 Act

  — Obtain security valuations from appropriate sources consistent with the Funds pricing and valuation policies

  — AVA: Portfolio Data Access

| LEGAL

  — Review and update Prospectus and Statement of Additional Information annually

•	If the Fund on behalf of the Portfolios elects to have ALPS prepare the Summary Prospectus additional fees will be charged

  — Provide legal review of SEC financial filings

  — Coordinate EDGARization and filing of documents

  — Prepare, compile and mail Board materials

  — Attend Board meetings and prepare minutes

  — Review legal contracts

  — Oversee Fund’s Code of Ethics reporting

| CREATIVE

•	Coordinate ALPS’s standard layout and printing of Prospectus

| TAX

— Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax*

— Calculate tax disclosure information (ROCSOP) for the audited financial statements

— Prepare and file federal and state income and excise tax returns (and appropriate extensions)*

— Monitor on a quarterly basis each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended

— Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences**

— Calculate year-end tax characterization for distributions paid during the calendar year

* The Fund’s independent auditors provide review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Portfolios.

**Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund management.

APPENDIX C

COMPENSATION